Exhibit 10.1
FIRST AMENDMENT TO SUBLEASE
(Third Floor)

This First Amendment to the Sublease (this “First Amendment”) is effective as of this 15 , day of FEBRUARY , 2017, between Seattle Biomedical Research Institute, a Washington nonprofit corporation ("Sublandlord"), and Juno Therapeutics, Inc., a Delaware corporation (“Subtenant”) with reference to the following facts:

RECITALS

A.    Subtenant and Sublandlord entered into that certain Sublease between the parties, dated November 22, 2013 (the “Sublease”), for the sublease by Subtenant of the Sublease Premises located on the third floor in the building located at 307 Westlake Avenue North, Seattle, Washington, 98109.

B.    Subtenant desires to extend the Sublease for a term of three months.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenant herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Sublandlord and Subtenant agree that Sublandlord has offered, and Subtenant has accepted, an extension of the Sublease and that the Sublease Extension Term shall commence June 30, 2017 and shall expire on September 28, 2017.

2.    The Monthly Rent for the Sublease Extension Term shall be as follows:

Period	Annual Rate Per Square Foot	Monthly Rent
July 1, 2017 -	$53.00	$102,426.92
September 28, 2017

3.    In the event the Sublease terminates prior to the Termination Date of the Master Lease, as amended by the Fifth Amendment to the Master Lease, regardless of the cause, Subtenant shall be responsible for the payment, to the Sublandlord, of all rents due the Landlord, pursuant to the terms of the Master Lease, for the unexpired period of the Master Lease extension term.

4.    On June 1, 2017, the sentence in section 3.1 of the Sublease stating

“Monthly Rent for any partial month at the beginning or the end of the
Term shall be prorated in proportion to the number of days in such month.”

shall be deleted and Subtenant shall not be entitled to prorations of Monthly Rent or Additional Rent subsequent to June 1, 2017.

5.    Each party executing this First Amendment represents and warrants that the person signing below on its behalf is duly authorized and empowered to execute the First Amendment, and does so as the act and on behalf of the party indicated below. This First Amendment may be executed in counterparts and may be delivered electronically.

6.    Except as modified by this First Amendment, the terms and provisions of the Sublease are hereby ratified and confirmed and are and shall remain in full force and effect. Should any inconsistency arise between this First Amendment and the Sublease as to the specific matters that are the subject of this First Amendment, the terms of this First Amendment shall control.

7.    This First Amendment shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns.

8.    Capitalized terms used herein and not otherwise defined in this First Amendment shall have the meanings given in the Sublease.

IN WITNESS WHEREFOR, the parties have executed this First Amendment.

SUBLANDLORD:

Seattle Biomedical Research Institute,
a Washington nonprofit corporation

By:    /s/ Kent Irwin
Name:    KENT IRWIN
Title:    SENIOR DIRECTOR,
OPERATIONS & FACILITIES

SUBTENANT:

Juno Therapeutics, Incorporated,
a Delaware corporation

By:    /s/ Andy Walker
Name:    Andy Walker
Title:    SVP, Technical Operations

STATE OF WASHINGTON    )
) ss.
COUNTY OF King     )

I certify that I know or have satisfactory evidence that Kent Irwin is the person who appeared before me, and said person acknowledged that s/he signed this instrument, on oath stated that s/he was authorized to execute the instrument and acknowledged it as the Sr. Director, Operations & Facilities of Seattle Biomedical Research Institute to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: 2/28/2017

[stamp]	/s/ Katherine E. Weybright Notary Public Print Name Katherine E. Weybright My commission expires 3/26/2018
(Use this space for notarial stamp/seal)

STATE OF Washington     )
) ss.
COUNTY OF King     )

I certify that I know or have satisfactory evidence that Andy Walker is the person who appeared before me, and said person acknowledged that s/he signed this instrument, on oath stated that s/he was authorized to execute the instrument and acknowledged it as the SVP, Manufacturing/Tech Ops of Juno Therapeutics, Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: 2/15/17

[seal]	/s/ Patricia Grossbard Notary Public Print Name Patricia Grossbard My commission expires 5/12/20

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